Exhibit 99.1
Press Release
Release date: July 30, 2026

Uniti Group Inc. Reports Second Quarter 2026 Results

Record Level of New Bookings at Fiber Infrastructure
Updates Full Year 2026 Outlook
•Net Loss of $155.9 Million for the Second Quarter
•Consolidated Revenue and Adjusted EBITDA of $909.7 Million and $357.1 Million, Respectively, for the Second Quarter

LITTLE ROCK, Ark., July 30, 2026 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the second quarter 2026.

Key highlights during the quarter on a pro forma basis included:

•Consolidated Fiber Revenue Grew 10% Year-over-Year in the Second Quarter
•Kinetic Consumer Fiber Revenue Grew 19% Year-over-Year in the Second Quarter
•Kinetic Consumer Fiber Net Adds of ~38,000; Most Ever in a Quarter
•Kinetic Consumer Fiber Premises Constructed of 141,000; Highest Level on Record
•Fiber Infrastructure New Bookings Monthly Recurring Revenue of ~$2.2 Million; Highest Ever on Record

“We had a record-breaking quarter at Uniti on several fronts, highlighted by our highest level of new bookings MRR at Fiber Infrastructure of $2.2 million, an almost 30% increase from the previously highest reported level. Our robust bookings continue to be fueled by the strong demand we are seeing from hyperscalers and neocloud providers for both dark and lit wave solutions. At Kinetic, we saw the most consumer fiber net adds and fiber premises constructed ever on record, reinforcing the significant progress we are making on our fiber-to-the-home build while remaining on track to pass 3.5 million homes with fiber by the end of 2029. With respect to our balance sheet, we continue to be active in the asset securitization market with our recently completed $1.1 billion transaction at Kinetic. To date, we have successfully raised almost $3 billion through asset securitizations. While we expect to continue to be active in this market, we will also take a balanced approach to raising capital through traditional debt markets and/or monetizing non-core assets,” commented Kenny Gunderman, President and Chief Executive Officer of Uniti.
QUARTERLY RESULTS
Consolidated revenues for the second quarter of 2026 were $909.7 million. Consolidated net loss and Adjusted EBITDA were $155.9 million and $357.1 million, respectively, for the same period, achieving Adjusted EBITDA margins of approximately 39%.

Kinetic contributed $539.0 million of revenues and $228.4 million of contribution margin for the second quarter of 2026, achieving margins of approximately 42%. Kinetic’s capital expenditures during the quarter were $350.9 million.
Fiber Infrastructure contributed $234.1 million of revenues and $121.8 million of contribution margin for the second quarter of 2026, achieving margins of approximately 52%. Fiber Infrastructure’s capital expenditures during the quarter were $77.2 million and upfront payments received from customers were $9.7 million.

Uniti Solutions contributed $182.5 million of revenues and $91.8 million of contribution margin for the second quarter of 2026, achieving margins of approximately 50%. Uniti Solutions’ capital expenditures during the quarter were $6.8 million.

FINANCING TRANSACTIONS

On July 15th, Uniti completed its previously announced offering of $1.1 billion aggregate principal amount of secured fiber network revenue term notes (collectively, the “Notes”). The Notes have a weighted average coupon rate of approximately 6.180% and will be secured by certain residential fiber network assets and related customer agreements in the States of Texas, Arkansas, Kentucky, Ohio, Georgia, Iowa, Alabama, Florida, North Carolina and Oklahoma. Uniti intends to use the net proceeds of the offering of the Notes for general corporate purposes, which may include success-based capital expenditures and/or repayment of outstanding debt.

On July 23rd, Uniti issued a prepayment notice to the lenders of its senior secured term loan due 2032 to prepay up to $167,791,000 principal amount on July 30, 2026 (the “Term Loan Prepayment Offer”). Concurrently and in connection with the Term Loan Prepayment Offer, Uniti commenced asset sale offers to purchase up to $332,209,000 aggregate principal amount of the 4.750% Senior Secured Notes due 2028 and 7.500% Senior Secured Notes due 2033 (the “Asset Sale Offers”). The Asset Sale Offers will expire at 5:00 p.m., New York City time, on August 20, 2026, unless extended. In the event any lenders decline to accept their pro rata portion of the Term Loan Prepayment Offer, Uniti intends to utilize any such declined prepayment amounts to increase the size of the Asset Sale Offers.

FULL YEAR CONSOLIDATED 2026 OUTLOOK

The Company is updating its 2026 outlook primarily for business unit level revisions, the recently completed Kinetic asset securitization, and transaction related and other costs incurred to date. This outlook excludes any impact from other future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.

The Company’s consolidated outlook for 2026 is as follows (in millions):

	Full Year 2026
Revenue	$3,630	to	$3,680
Net loss	(530)	to	(480)
Adjusted EBITDA (1)	1,450	to	1,500
Interest expense, net	805	to	805
__________________________

(1) See “Non-GAAP Financial Measures” below.

CONFERENCE CALL
Uniti will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time). The conference call will be webcast live on Uniti’s Investor Relations website at investor.uniti.com. Those parties interested in participating via telephone may register on the Company’s Investor Relations website or by clicking here. A replay of the call will also be made available on the Investor Relations website.
ABOUT UNITI

Uniti (Nasdaq: UNIT) is a premier insurgent fiber provider dedicated to enabling mission-critical connectivity across the United States. We build, operate, and deliver fast and reliable communications services, empowering more than a million consumers and businesses in the digital economy. Our broad portfolio of services is offered through a suite of brands: Uniti Wholesale, Kinetic, Uniti Fiber, and Uniti Solutions. Visit us online at www.uniti.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and management’s current expectations with respect to the future, involve certain risks and uncertainties, and are not guarantees. These forward-looking statements include, but are not limited to, statements regarding Uniti’s fiber build strategy, businesses growth potential, integration of Uniti and Windstream, capital allocation and financing plans, and 2026 outlook. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “predicts” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Uniti may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements. Future results may differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Uniti makes. These forward-looking statements involve risks and uncertainties, known and unknown, that could cause events and results to differ materially from those in the forward-looking statements, including, without limitation: unanticipated difficulties or expenditures relating to the merger of Uniti and Windstream; competition and overbuilding in consumer service areas and general competition in business markets; risks related to the Company’s indebtedness, which could reduce funds available for business purposes and operational flexibility; rapid changes in technology, which could affect its ability to compete; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; risks related to various forms of regulation from the Federal Communications Commission, state regulatory commissions and other government entities and effects of unfavorable legal proceedings, government investigations, and complex and changing laws; risks inherent in the communications industry and associated with general economic conditions; and additional risks set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the U.S. Securities and Exchange Commission. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. Uniti does not assume any obligation to update any forward-looking statements.
NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Such measures should not be considered as alternatives to GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.
Consolidated Balance Sheets
(In millions, except par value)

	June 30, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$608.9	$53.5
Restricted cash	123.8	80.6
Accounts receivable, net	387.1	359.0
Inventories	34.0	44.0
Prepaid expenses	154.5	137.6
Other current assets	177.2	156.3
Total current assets	1,485.5	831.0
Goodwill	1,158.5	1,158.3
Intangible assets, net	1,137.1	1,293.3
Property, plant and equipment, net	8,585.7	8,141.9
Operating lease right-of-use assets, net	478.6	516.6
Other assets	135.5	95.6
Total assets	$12,980.9	$12,036.7
Liabilities and shareholders' equity
Current liabilities:
Current portion of notes and other debt	$10.0	$10.0
Accounts payable	177.7	171.5
Deferred revenue	256.3	239.8
Current portion of operating lease obligations	117.4	122.6
Accrued taxes	65.8	51.8
Accrued interest	148.4	138.8
Other current liabilities	439.8	389.4
Total current liabilities	1,215.4	1,123.9
Notes and other debt, net	10,636.6	9,529.4
Noncurrent operating lease obligations	329.1	360.5
Noncurrent deferred revenue	390.0	368.7
Deferred income taxes, net	17.1	17.7
Other liabilities	231.2	256.1
Total liabilities	12,819.4	11,656.3
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.0001 par value, 0.6 million shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value, 5,550.0 million shares authorized, 235.3 million and 234.0 million issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	2,816.0	2,790.1
Accumulated other comprehensive income (loss)	10.8	(1.9)
Accumulated deficit	(2,665.3)	(2,407.9)
Total Uniti shareholders' equity	161.5	380.3
Noncontrolling interests	—	0.1
Total shareholders' equity	161.5	380.4
Total liabilities and shareholders' equity	$12,980.9	$12,036.7

Uniti Group Inc.
Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues and sales:
Service revenues	$852.9	$295.8	$1,741.9	$586.6
Sales revenues	56.8	4.9	155.3	8.0
Total revenues and sales	909.7	300.7	1,897.2	594.6
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	342.0	30.9	700.2	62.3
Cost of sales (exclusive of depreciation and amortization included below)	41.6	3.8	71.4	4.8
Selling, general and administrative	178.4	27.9	347.1	56.2
Depreciation and amortization	305.9	79.6	595.7	159.3
Transaction related and other costs	9.6	13.5	39.7	21.3
Total costs and expenses	877.5	155.7	1,754.1	303.9
Operating income	32.2	145.0	143.1	290.7
Other income (expense), net	7.8	(1.1)	14.3	(1.1)
(Loss) gain on extinguishment of debt	—	(32.0)	1.2	(40.5)
Interest expense, net	(195.6)	(128.8)	(383.9)	(258.3)
Loss before income taxes	(155.6)	(16.9)	(225.3)	(9.2)
Income tax (expense) benefit	(0.3)	6.2	(0.9)	10.7
Net (loss) income	(155.9)	(10.7)	(226.2)	1.5
Participating securities’ share in earnings	—	—	—	(0.3)
Dividends declared on preferred stock	(15.7)	—	(31.2)	—
Net (loss) income attributable to common shareholders	$(171.6)	$(10.7)	$(257.4)	$1.2
Net (loss) income attributable to common shareholders - Basic	$(171.6)	$(10.7)	$(257.4)	$1.2
Dividends declared on preferred stock	—	—	—	—
Impact of if-converted dilutive securities	—	—	—	—
Net (loss) income attributable to common shareholders - Diluted	$(171.6)	$(10.7)	$(257.4)	$1.2
(Loss) earnings per common share:
Basic	($0.68)	($0.07)	($1.02)	$0.01
Diluted	($0.68)	($0.07)	($1.02)	$0.01

Weighted-average number of common shares outstanding:
Basic	252.9	143.8	252.5	143.7
Diluted	252.9	143.8	252.5	143.7

Uniti Group Inc.
Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(226.2)	$1.5
Adjustments to reconcile net (loss) income to net cash provided by operating activities:	—
Depreciation and amortization	595.7	159.3
Amortization of deferred financing costs, debt discount and premium	5.4	10.8
(Gain) loss on extinguishment of debt	(1.2)	40.5
Deferred income taxes	(0.6)	(8.5)
Straight-line revenues and amortization of below-market lease intangibles	(2.9)	(11.7)
Stock-based compensation	15.1	7.3
Provision for estimated credit losses	29.8	0.4
Other, net	8.2	3.5
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(58.6)	10.3
Inventories	15.1	—
Prepaid expenses	(16.9)	(2.9)
Other current assets	3.9	2.7
Other assets	(39.2)	0.3
Accounts payable	4.6	(4.5)
Accrued interest	9.9	(10.7)
Accrued taxes	14.1	4.3
Deferred revenue	16.5	(0.6)
Other current liabilities	(53.9)	(2.8)
Other liabilities	(16.4)	(0.5)
Noncurrent deferred revenue	22.7	(16.1)
Operating lease assets and lease obligations	1.3	1.0
Other, net	13.0	—
Net cash provided from operating activities	339.4	183.6
Cash flows from investing activities:
Capital expenditures	(799.2)	(246.2)
Capital expenditures funded by government grants	(34.8)	—
Grant funds received for broadband expansion	11.9	—
Proceeds from sale of assets	3.5	0.6
Net cash used in investing activities	(818.6)	(245.6)
Cash flows from financing activities:
Proceeds from issuance of debt	2,072.6	1,229.0
Repayments of debt	(930.0)	(940.0)
Payments of settlement obligation	—	(49.0)
Payments for financing costs	(39.7)	(59.1)
Payment of preferred stock dividends	(16.7)	—
Other, net	(8.4)	(4.1)
Net cash provided from financing activities	1,077.8	176.8
Net increase in cash, restricted cash and cash equivalents	598.6	114.8
Cash, restricted cash and cash equivalents at beginning of period	134.1	183.8
Cash, restricted cash and cash equivalents at end of period	$732.7	$298.6
Non-cash investing and financing activities:
Interest paid, net of interest capitalized	$368.1	$260.2
Income taxes paid, net of refunded	8.0	1.3
Right-of-use assets obtained in exchange for operating lease obligations	24.4	10.0
Change in accounts payable and other current liabilities for purchases of property and equipment	(107.5)	(1.3)
Tenant capital improvements	—	222.0

Uniti Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income	$(155.9)	$(10.7)	$(226.2)	$1.5
Depreciation and amortization	305.9	79.6	595.7	159.3
Interest expense, net	195.6	128.8	383.9	258.3
Loss (gain) on extinguishment of debt	—	32.0	(1.2)	40.5
Income tax expense (benefit)	0.3	(6.2)	0.9	(10.7)
EBITDA	$345.9	$223.5	$753.1	$448.9
Stock-based compensation	7.5	3.5	15.1	7.3
Transaction related and other costs	9.6	13.5	39.7	21.3
Other, net:
Other (income) expense, net	(7.8)	1.1	(14.3)	1.1
Amortization of non-cash rights-of-use assets	0.1	0.9	0.2	1.7
Loss on asset retirements and dispositions	1.8	—	4.9	—
Total other, net	(5.9)	2.0	(9.2)	2.8
Adjusted EBITDA	$357.1	$242.5	$798.7	$480.3
Contribution margin:
Kinetic	$228.4	$—	$463.9	$—
Fiber Infrastructure	121.8	258.7	314.5	512.0
Uniti Solutions	91.8	—	187.6	—
Total Contribution Margin	$442.0	$258.7	$966.0	$512.0

Uniti Group Inc.
Projected Future Results (1)
(In millions)

Year Ended December 31, 2026
Net loss (2)	($530) to ($480)
Interest expense, net	805
Depreciation and amortization	1,195
Income tax benefit	(90)
EBITDA (2)	1,380 to 1,430
Stock-based compensation	30
Transaction related and other costs (3)	40
Adjusted EBITDA (2)	$1,450 to $1,500

(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of projected future results may not add due to rounding.
(3)Future transaction related costs not mentioned herein are not included in our current outlook.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA and Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Adjusted EBITDA are important non-GAAP supplemental measures of our operating performance.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes, depreciation and amortization, and costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and the write off of unamortized deferred financing costs. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of incremental acquisition, pursuit, transaction and integration costs (including unsuccessful acquisition pursuit costs), and costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), goodwill impairment charges, gains or losses on retirements and dispositions of assets, gain on settlement of preexisting relationships in connection with our merger with Windstream, severance costs, amortization of non-cash rights-of-use assets, costs associated with the termination of related hedging activities, changes in the fair value of financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Further, our computations of EBITDA and Adjusted EBITDA may not be comparable to that reported by other companies.

INVESTOR CONTACTS:
Paul Bullington
Senior Executive Vice President, Chief Financial Officer & Treasurer
251-662-1512
paul.bullington@uniti.com
Bill DiTullio
Senior Vice President, Investor Relations & Treasury
501-850-0872
bill.ditullio@uniti.com

MEDIA CONTACTS:

Scott L. Morris
Associate Director, Media & External Communications
501-580-4759
scott.l.morris@uniti.com

Brandi Stafford
Vice President, Corporate Communications
501-351-0067

brandi.stafford@uniti.com